UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (          )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

YOUR VOTE IS IMPORTANT
PLEASE SUBMIT YOUR PROXY TODAY
June 18, 2010
Dear Fellow Shareholder:
     We have previously mailed to you proxy materials in connection with the Annual Meeting of Shareholders of Energy, Inc. (“EGAS”) to be held on June 30, 2010. Your vote is important and your participation is requested at this important meeting.
     In the past, your broker may have voted uninstructed shares on your behalf on routine proposals such as the Election of Directors. Due to NYSE Amex and SEC rule changes, effective January 1, 2010, the Election of Directors is now considered a non-routine proposal. Because of the changes to NYSE Amex Company Guide Section 723, brokers will no longer be able to vote your uninstructed shares on this proposal. If you do not vote your shares in the Election of Directors, they will remain unvoted.
     For the reasons set forth in the proxy statement, dated May 27, 2010, the Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2, and 3. Please sign, date and return the enclosed proxy card as soon as possible or, alternatively, you can vote via the Internet or telephone (see the instructions below).
     Because the proposal to approve the reincorporation of Energy, Inc. from Montana to Ohio requires the affirmative vote of two-thirds of the outstanding shares entitled to vote thereon, your vote is very important. Due to a clerical error, our May 27, 2010 proxy statement indicates that the vote required to approve the reincorporation proposal is a majority of the outstanding shares, but instead the vote required is two-thirds of the outstanding shares.
     Please submit your important vote as promptly as possible (1) by telephone, (2) through the Internet, or (3) by marking, signing, and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid return envelope provided. If you have previously returned your proxy, please accept our thanks and disregard this request.
     Thank you for your cooperation, continued support and prompt response.

Sincerely,
/s/ Kevin J. Degenstein
Kevin J. Degenstein
President and Chief Operating Officer

3 Easy Ways To Vote
     Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:
1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.
Please Act Today
YOUR VOTE IS IMPORTANT
Please help your Company save additional solicitation costs by marking, signing, dating and returning your enclosed proxy card or voting instruction form today. Please do so for each account you maintain. Internet and telephone voting are also available. Please refer to your proxy card or voting instruction form for instructions. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Energy, Inc., toll-free at 1-888-644-5854.